Exhibit 99

Contacts:	Richard Wasielewski
Nortech Systems, Inc.
(952) 345-2244

Warren Djerf
Brookside Communications Group
952-920-3908 / warren@brookcomm.net

November 15, 2010

Nortech Systems to Acquire Winland Electronics’ EMS Operation

Expands Capabilities, Broadens Market Opportunities

MINNEAPOLIS — Nortech Systems Inc. (NASDAQ: NSYS), a leading provider of full-service electronics manufacturing services (EMS), today announced that it has agreed to acquire the EMS assets of Winland Electronics Inc. (AMEX: WEX) located in Mankato, Minn.

Winland’s EMS operation designs and manufactures printed circuit board assemblies and higher-level complete box build assemblies, primarily for original equipment manufacturers (OEMs) in markets including medical, industrial, transportation and scientific instrumentation.

Nortech Systems will purchase the assets and intellectual property associated with Winland’s EMS operation; Nortech will lease the 58,000-square-foot facility comprised of manufacturing, warehouse and office space.

The acquisition is subject to customary closing conditions; the tentative closing date is January 1, 2011. Terms of the purchase were not disclosed.

“We’re pleased to expand our world-class manufacturing capabilities, including adding valuable new capacity for printed circuit board assemblies,” said Mike Degen, Nortech Systems’ president and CEO.  “Winland had developed a reputation for excellence in design and manufacturing, and together we’ll advance that success going forward.”

Degen commented that Nortech Systems intends to continue operations in Mankato and anticipates this acquisition will be accretive starting in the second half of fiscal 2011.

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“Winland’s existing customer base nicely complements ours, offering further diversification and additional growth opportunities,” explained Curt Steichen , senior vice president of Nortech Systems’ commercial operations. He added that the Winland operation will provide needed EMS capacity to support the growth Nortech Systems is experiencing in its industrial and medical markets.

Nortech Systems currently operates manufacturing facilities in Baxter, Bemidji, Blue Earth, Merrifield, and Milaca, Minn.; Augusta, Wis.; and Monterrey, Mexico.

About Nortech Systems, Inc.

Nortech Systems Incorporated (www.nortechsys.com), based in Wayzata, Minn., is a full-service electronics manufacturing services (EMS) provider of wire and cable assemblies, printed circuit board assemblies, and higher-level complete box build assemblies for a wide range of industries.  Markets served include industrial equipment, aerospace/defense and medical. The company has manufacturing capabilities and operating partners in the U.S., Asia and Latin America. Nortech Systems Incorporated is traded on the NASDAQ Stock Market under the symbol NSYS.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  While this release is based on management’s best judgment and current expectations, actual results may differ and involve a number of risks and uncertainties.  Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: volatility in market conditions which may affect market supply of and demand for the company’s products; increased competition; changes in the reliability and efficiency of operating facilities or those of third parties; risks related to availability of labor; commodity and energy cost instability; general economic, financial and business conditions that could affect the company’s financial condition and results of operations; as well as risk factors listed from time to time in the company’s filings with the SEC.

The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by the company.  Unpredictable or unknown factors not discussed herein could also have material adverse effects on forward-looking statements.  All forward-looking statements included in this press release are expressly qualified in their entirety by the forgoing cautionary statements.  The company undertakes no obligations to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events.